Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2015, relating to the consolidated financial statements and schedules of Bluerock Residential Growth REIT, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference in the Prospectus.

We also hereby consent to the incorporation by reference of our report dated July 2, 2014 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for year ended December 31, 2013 of Lansbrook Village appearing in the Company’s Current Report on Form 8-K/A filed on August 6, 2014; and our report dated November 17, 2014 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2013 of ARIUM Grande Lakes appearing in the Company’s Current Report on Form 8-K/A filed on November 17, 2014; and our report dated March 23, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Fox Hill appearing in the Company's Current Report on Form 8-K/A filed on April 8, 2015; and our report dated November 2, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Ashton Reserve at Northlake Phase I appearing in the Company's Current Report on Form 8-K/A filed on November 4, 2015; and our report dated January 8, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Sovereign Apartments appearing in the Company's Current Report on Form 8-K/A filed on January 8, 2016; and our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Park & Kingston, our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Arium Palms at World Gateway, our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Summer Wind, and our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Citation Club on Palmer Ranch, all appearing in the Company's Current Report on Form 8-K filed on January 11, 2016; all of which are incorporated by reference in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

January 11, 2016